EXHIBIT 23


              Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-39446) pertaining to the 1987 Incentive Stock Option and Appreciation Plan, 1990 Stock Option Plan for Non-Employee Directors and Options Granted to Certain Officers, Directors, Consultants and Scientific Advisory Board Members under Written Compensation Agreements; (Form S-8 No. 33-48044) pertaining to Options Granted Certain Officers, Directors, Consultants and Scientific Advisory Board Members under Written Compensation Agreements; (Form S-8 No. 33-50156 and No. 33-82310) pertaining to the 1992 Stock Option/Stock Issuance Plan; (Form S-8 No. 333-36879) pertaining to the 1997 Stock Incentive Plan; (Form S-3 No. 33-55520, No. 33-61935, No. 333-08659, No. 333-62955 and No.
333-82683) pertaining to the registration of shares of Advanced Tissue Sciences, Inc. Common Stock of our report dated February 1, 2000, with respect to the consolidated financial statements of Advanced Tissue Sciences, Inc., and our report dated January 19, 2000, with respect to the combined financial statements of the Dermagraft Joint Venture included in the Annual Report (Form 10-K) of Advanced Tissue Sciences, Inc. for the year ended December 31, 1999.


                                                        /s/ Ernst & Young LLP
                                                          ERNST & YOUNG LLP



San Diego, California
March 24, 2000